UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549]

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2010

BURGER KING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32875	76-3095469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)

33126
(Zip Code)

(305) 378-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 2, 2010, Burger King Holdings, Inc. (the "Company") issued a press release announcing entry into a definitive agreement with Blue Acquisition Holding Corporation ("Parent") and Blue Acquisition Sub, Inc. ("Merger Sub") pursuant to which Merger Sub will commence a tender offer (the "Offer") within 10 business days to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company at a purchase price of $24.00 per share in cash. As soon as practicable upon successful completion of the Offer, Merger Sub will merge with and into the Company such that the Company will become a wholly-owned subsidiary of Parent. The Company also entered into Stockholder Tender Agreements with certain private equity funds controlled by TPG Capital, Bain Capital Partners and the Goldman Sachs Funds, who own approximately 31% of the Company's shares, pursuant to which such stockholders agreed, among other things, to tender their shares in the Offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 2, 2010, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 2, 2010, the Company sent a letter to its franchisees, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On September 2, 2010, the Company sent a letter to its vendors and suppliers, which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, issued by the Company, dated September 2, 2010

Exhibit 99.2	Letter to employees, dated September 2, 2010

Exhibit 99.3	Letter to franchisees, dated September 2, 2010

Exhibit 99.4	Letter to vendors and suppliers, dated September 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

By:	/s/ Ben K. Wells
Ben K. Wells
Chief Financial Officer

Date: September 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, issued by the Company, dated September 2, 2010

Exhibit 99.2	Letter to employees dated, September 2, 2010

Exhibit 99.3	Letter to franchisees dated, September 2, 2010

Exhibit 99.4	Letter to vendors and suppliers, dated September 2, 2010